EXHIBIT 23



                 CONSENT OF THE DANIEL PROFESSIONAL GROUP, INC.



                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Shareholders of Diversified Senior Services, Inc. and Subsidiaries

     We consent to the use in this Annual Report on Form 10-KSB our report dated February 19, 1999 on the consolidated financial statements of Diversified Senior Services, Inc. and subsidiary as of December 31, 1998 and for the year then ended.



THE DANIEL PROFESSIONAL GROUP, INC.
Winston-Salem NC
March 30, 1999